CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2025, with respect to the consolidated financial statements included in the Annual Report of D-Wave Quantum Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of D-Wave Quantum Inc. on Forms S-3 (File No. 333-278449 and 333-278450) and on Form S-8 (File No. 333-267843).

/s/ GRANT THORNTON LLP

Bellevue, Washington
March 14, 2025